Exhibit 10.40

BUILDING NO. 3

AMENDMENT NO. 12 TO LEASE

THIS AGREEMENT made this 18th day of October, 2012, MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2780–2880 Old State Route 73, Wilmington, Ohio 45177.

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated September, 27, 1990, as amended June 28, 1996, July 31, 1998, January 28, 2009, October 13, 2009, February 5, 2010, September 29, 2010, November 30, 2011, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the Term and revise the Rent.

NOW THEREFORE, the Lease is amended as follows.

1. PC Connection, Inc., successor in interest to Merrimack Services Corporation, hereby assumes all rights and obligations of the Lessee of said Lease as subsequently amended. Merrimack Services Corporation was merged into PC Connection, Inc. on December 27, 2011.

2. Article 1. TERM. Shall be revised as follows.

Effective March 1, 2013, the term of this Lease shall be extended for an additional one (1) year for a total term of twenty–three (23) years, two (2) months commencing January 1, 1991 and ending February 28, 2014, both dates inclusive.

3. Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

4. Article 4. RENT. Shall be revised as follows.

For the one (1) year period commencing March 1, 2013 and ending February 28, 2014, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED THIRTY-FIVE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($435,200.00) which shall be paid in equal monthly installments of THIRTY-SIX THOUSAND TWO–HUNDRED SIXTY-SIX AND 67/100 DOLLARS, due and payable on the first day of each month, in advance, without demand.

Checks should be made payable to Easton & Associates Management Account c/o The Easton Group, 10165 N.W. 19th St., Miami, FL 33172. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid.

5. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 18th day of October, 2012, as Lessee and this 23rd day of October, 2012, as to Lessor.

Signed and acknowledged in the presence of:	Lessor:	EWE WAREHOUSE INVESTMENTS V, LTD.

/s/ JIM ARMSTRONG	By:	/s/ EDWARD EASTON
Jim Armstrong		Edward Easton
(Print Name)	Title:	General Partner

/s/ LENETTE TRIVETT
Lenette Trivett
(Print Name)

	Lessee:	PC CONNECTION, INC.

/s/ LINDA JACKSON	By:	/s/ ROBERT PRATT
Linda Jackson		Robert Pratt
(Print Name)	Title:	Vice President of Facilities / Site Services

/s/ JANICE A. RUSH
Janice A. Rush
(Print Name)

STATE OF FLORIDA, COUNTY OF DADE, SS:

The foregoing instrument was acknowledged before me this 23rd day of October, 2012, by Edward Easton, General Partner of EWE WAREHOUSE INVESTMENTS V, LTD., on behalf of said company.

/s/ LENETTE TRIVETT
Lenette Trivett
Notary Public

STATE OF NEW HAMPSHIRE, COUNTY OF HILLSBOROUGH, SS:

The foregoing instrument was acknowledged before me this 18 day of October, 2012, by Robert Pratt, the Vice President of Facilities / Site Services of PC CONNECTION, INC., on behalf of said corporation.

/s/ DOLORES R. COLLINS
Dolores R. Collins
Notary Public